UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

FIBROGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36740	77-0357827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Bay Street Suite 100 #6009
San Francisco, California		94133
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 978-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 29, 2025, FibroGen, Inc. (the “Company”) completed the sale of FibroGen International (Hong Kong) Ltd., (including its subsidiaries, “FibroGen China”) to AstraZeneca Treasury Limited (“AstraZeneca”), for a total consideration of approximately $220 million comprised of $85 million in enterprise value and approximately $135 million in net cash held in China. The sale to AstraZeneca is made pursuant to the Share Purchase Agreement between the parties, dated February 20, 2025, and follows the fulfillment of all closing conditions.

The net cash payable by AstraZeneca at the closing is subject to holdbacks of: (i) a $6.0 million hold back to offset final net cash adjustments which will be released following a customary adjustment process approximately 90 days post-closing (as such time may be extended for the parties to mutually agree upon final adjustments), and (ii) a $4.0 million hold back to satisfy any indemnity claims, which will be released, net of any claims paid or unresolved, nine months after the closing.

FibroGen and its subsidiary FibroGen China Anemia Holdings, Ltd. sold all issued and outstanding equity interests of FibroGen International (Hong Kong) Ltd. (including all of its roxadustat assets in China) to AstraZeneca, the Company’s long-time commercialization partner for roxadustat in greater China and South Korea.

FibroGen retains its rights to roxadustat in the United States, Canada, Mexico, and in all markets not held by AstraZeneca or licensed to Astellas Pharma Inc., our collaboration partner in Europe, Japan, and certain other territories.

At closing, FibroGen repaid its term loan facility to investment funds managed by Morgan Stanley Tactical Value for approximately $81 million.

A copy of the Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 2, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Date:	September 2, 2025	By:	/s/ John Alden
John Alden General Counsel